UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-2
(Exact name of issuing entity as specified in its charter)

IndyMac ABS, Inc.
(Exact name of depositor as specified in its charter)

IndyMac Bank, F.S.B.
(Exact name of sponsor as specified in its charter)

Delaware	333-134691-07	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 1.01  Entry Into A Material Definitive Agreement

On December 26, 2007, an endorsement to the Certificate Guaranty Insurance Policy,  Policy Number 493400,  was issued by MBIA Insurance Corporation to clarify the definitions of  “Required Distributions” and “Deficiency Amount” and the calculation of such amounts as described in the policy for each distribution date. The endorsement forms a part of the Certificate Guaranty Insurance Policy, Policy Number 493400, issued for the benefit of Class A Certificateholders.

The Class A Certificates are  more particularly described in the Prospectus Supplement, dated March 21, 2007 (the “Prospectus Supplement”), and the Prospectus, dated December 11, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b).

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description

4.1	Endorsement effective December 26, 2007, to Certificate Guaranty Insurance Policy, Policy Number 493400, issued by MBIA Insurance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 28, 2007

INDYMAC ABS, INC.

By:	/s/ Victor Woodworth
Name:	Victor Woodworth
Title:	Vice President

Index to Exhibits

Exhibit No.	Description

4.1	Endorsement effective December 26, 2007, to Certificate Guaranty Insurance Policy, Policy Number 493400, issued by MBIA Insurance Corporation.